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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549




                                    FORM 8-K





                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported):
                                July 17, 1997



                                PERRIGO COMPANY
            -------------------------------------------------------------
                 (Exact name of registrant as specified in charter)






            MICHIGAN                     0-19725                   38-2799573
        ---------------                  ------------           ----------------
        (State of other                  (Commission            (I.R.S. Employer
        Jurisdiction of                  File Number)           Identification
        Incorporation)                                          Number)



        117 Water Street, Allegan, Michigan                       49010
        -----------------------------------------               ----------
        (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code:
        (616) 673-8451
        --------------


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ITEM 5.      Other Events
-------      ------------



     The Perrigo Company announced today its intent to build new distribution centers in Allegan, Michigan and LaVergne, Tennessee. The new facilities will consolidate currently leased space in Holland, Michigan and LaVergne.

     Each 500,000 square foot structure will be designed and built to meet Perrigo specifications and are expected to satisfy the company's long-term logistics needs. The capacity for future expansion is available at each site.

     The announcement comes after extensive study by Perrigo of its logistics operations and reflects Perrigo's drive to sustain its high level of customer support services. Vice President of Distribution and Transportation, Herb Adams, commented, "The decision to build these large and sophisticated distribution centers reinforces our commitment to provide value-added logistical benefits to our customers."

     It is anticipated that the present workforce will staff the new facilities. The company expects both distribution centers to be operational by mid-1998.




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                                  SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PERRIGO COMPANY
                                    (Registrant)






                                    By:  /s/Steve M. Neil
                                         ----------------
Dated: July 17, 1997                     Steve M. Neil
                                         Vice President - Finance, Treasurer and
                                         Chief Financial Officer; President,
                                         Perrigo International